Exhibit 10.2



                        SETTLEMENT AND RELEASE AGREEMENT

     This Settlement and Release Agreement (the "Settlement Agreement") is made as of this 6th day of January, 2006, by and between World Golf League, Inc. ("WGL") and Paxson Productions, Inc., d/b/a Paxson Entertainment ("PAXSON") with regards to the WGL Million Dollar Shootout Golf programs, (the "Programs") PAXSON and WGL are at times collectively referred to herein as the "Parties."

                                   WITNESSETH

     WHEREAS, a dispute arose between PAXSON and WGL concerning a Agreement dated as of July 25, 2005 (the "Agreement") WGL" and PAXSON with regards to the WGL Million Dollar Shootout Golf programs, (the "Programs");

     WHEREAS, WGL made certain payments of the License Fees due under the Agreement in the amount of $59,500 ("Paid License Fees");

     WHEREAS, Subsequent to WGL's payment of the Paid License Fees, WGL failed to make certain payments of the License Fees due under the term of the Agreement; WHEREAS, upon proper notice PAXSON terminated the Agreement for WGL's failure to pay the License Fees under the terms of the Agreement and notified WGL that the Programs would not be broadcast over the Network operated by PAXSON; and

     WHEREAS, it is the intention of the Parties hereto to resolve any and all disputes in any way relating to allegations or claims made or that could have been made and to finally and fully resolve all matters relating to the Parties' prior business dealings;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

     1. As a express condition precedent for PAXSON entering into this Settlement Agreement and agreeing to the terms therein, WGL agrees that:

          (a) PAXSON shall retain the Paid License Fees and WGL shall make no claim and have no rights with respect to such Paid License Fees; and

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          (b)  PAXSON  shall  have  no  obligation  to broadcast the Programs as originally contemplated under the Agreement and PAXSON shall have no liability to WGL (or anyone) with respect thereto; and

          (c) Upon its execution of this Settlement Agreement by WGL, WGL shall immediately pay to PAXSON the additional sum of SIXTY FIVE THOUSAND DOLLARS (U.S. $65,000) via wire transfer instructions previously provided to WGL by PAXSON.

     2. PAXSON, its respective successors, predecessors, assigns, present and former affiliates, subsidiaries, officers, directors, stockholders, attorneys, present and former employees and agents, individually and collectively, including, without limitation, release WGL together with its respective successors, predecessors, assigns, present and former affiliates, subsidiaries, corporate parents, officers, directors, trustees, stockholders, attorneys, present and former employees and agents, from any and all actions, causes of action, claims, suits, liabilities, obligations, agreements losses attorney's fees, expenses, costs, damages and/or demands whatsoever, whether at law or in equity, that PAXSON ever had, now has or may have, known or unknown, relating in any way to the Agreement, including without limitation any communication, representations, or warranties coinciding with that Agreement.

     3. WGL, its respective successors, predecessors, assigns, present and former affiliates, subsidiaries, officers, directors, stockholders, attorneys, present and former employees and agents individually and collectively, release PAXSON together with its respective successors including without limitation its predecessors, assigns, present and former affiliates, subsidiaries, corporate parents including without limitation its officers, directors, trustees, stockholders, attorneys, present and former employees and agents, from any and all actions, causes of action, claims, suits, liabilities, obligations, agreements losses attorney's fees, expenses, costs, damages and/or demands whatsoever, whether at law or in equity, that WGL ever had, now has or may have, known or unknown, relating in any way to the Agreement, including without limitation any communication, representations, or warranties coinciding with that Agreement.

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     4.  Each  Party  represents and warrants that it is the owner of all claims settled and released herein and that it has not heretofore assigned to any other person or entity, other than its parents, subsidiaries, or affiliated entities, all or any portion of any claim settled and released herein. Each party represents that it has full authority to enter into this Settlement Agreement and to fully and completely release all claims described herein on behalf of itself, as well as its parents, subsidiaries, and affiliated entities.

     5. The Parties acknowledge and agree that this is a compromise settlement that is not in any respect, nor for any purpose to be deemed or construed as, an admission or concession of any position or any liability or wrongdoing whatsoever on the part of either Party.

     6. With regard to the subject matter of this Settlement Agreement, the Parties acknowledge and agree that no statements, promises, or representations have been made by any Party to the other, or are relied on by any Party, other than those specifically identified in this Settlement Agreement. No conditions precedent to the effectiveness of this Settlement Agreement exist, other than those which may be expressly provided herein. This Settlement Agreement contains the entire agreement between the Parties with regard to the matters set forth herein. Any prior or contemporaneous written or oral agreements between or among the Parties that are comprised, related to or embraced within the Litigation are merged into and superseded by this Settlement Agreement. No amendment, modification or waiver of this Settlement Agreement shall be valid unless in writing and signed by all of the Parties.

     7. Each Party warrants and represents that this Settlement Agreement has been fully and carefully read by it, that it has had the opportunity to consult with and receive advice from its own attorney, that it knows the contents hereof, and that the person signing on its behalf below has signed the same out of his or her own free will and with full authority to do so.

     8. Each of the undersigned individuals executing this Settlement Agreement in a representative capacity hereby represents and warrants that he or she is authorized to enter into this Settlement Agreement on behalf of the Party which he or she purports to represent, that all necessary authorization or other resolutions have been passed and obtained, and that this Settlement Agreement shall be the legal, valid and binding obligation of said Party.

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     9.  The  terms  of  this  Settlement Agreement are contractual and not mere recitals.

     10. The law of the State of Florida shall govern the interpretation, construction, and enforcement of this Agreement.

     11. The Parties expressly agree that the terms and conditions of this Agreement and all documents necessary to implement same, all settlement negotiations, and all allegations that were or could have been made by one party against the other (collectively, the "Confidential Information") shall not be referred to, characterized, described or in any manner referenced in any written, oral, electronic or other communication made to any person or entity and shall remain strictly confidential.

     12. Notwithstanding Paragraph 11, disclosure of Confidential Information shall not constitute a breach of this Agreement if the disclosing party (1) does so solely for purposes of proper financial accounting or tax reporting of the disclosing party; or (2) does so with advance written consent of the other party; or (3) does so by Court order.

     This Agreement consists of 4 pages, including acknowledgements, is executed in duplicate originals, and is effective this the 6th day of January, 2006.

     IN WITNESS WHEREOF, the Parties have executed this Settlement and Release Agreement.

                                     PAXSON  PRODUCTIONS,  INC.
                                     (D/B/A  PAXSON  ENTERTAINMENT


                                     By:/s/Dean Goodman
                                        ------------------------------
                                        Name: Dean Goodman
                                        Title: Chief Operating Officer

                                     WORLD GOLF LEAGUE, LLC



                                     By:/s/Michael Pagnano
                                        --------------------------
                                        Name: Michael Pagnano
                                        Title: CEO

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